                                                                   EXHIBIT 10.38
                                                                   -------------

[*] IMPORTANT NOTE: Certain material, indicated by four asterisks ("****"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                AMENDMENT NO. 2
                                      TO
                1900 CDMA ADDITIONAL AFFILIATE SUPPLY AGREEMENT
                                    BETWEEN


                              iPCS WIRELESS, INC.
                                      AND
                             iPCS EQUIPMENT, INC.
                                      AND
                             NORTEL NETWORKS INC.


This Amendment is made effective this 9th day of February, 2001, by and between iPCS Wireless, Inc. and iPCS Equipment, Inc. (hereinafter referred to as "Buyer"), both being Delaware corporations with offices located at 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173 and Nortel Networks Inc., a Delaware corporation with offices at 2221 Lakeside Blvd., Richardson, Texas 75082-4399 (hereinafter referred to as "Seller").

WHEREAS, iPCS Wireless, Inc., as successor in interest to Illinois PCS, LLC, and Seller entered into a Sprint Additional Affiliate Supply Agreement on May 24, 1999 ("Agreement"); and,

WHEREAS, Buyer wishes to terminate the Agreement, and Seller is in agreement to terminate the Agreement, based upon certain terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller agree to amend the Agreement as follows:

1. Buyer and Seller agree to terminate this Agreement effective February 9, 2001 and hereby amend this Agreement prior to its termination to include the following terms and conditions, that will survive the termination of the Agreement:

     1.1 Buyer is hereby granted a purchase credit in the amount of $**** ("Purchase Credit") to be used toward the purchase and licensing of Equipment and Services pursuant to an accepted Purchase Order under this Agreement only and contingent upon all of the following conditions: (1) Buyer shall issue its final Purchase Order under the Agreement on or before February 9, 2001 to which Purchase Order such Purchase Credit shall be applied. Such final Purchase Order shall be in the net amount of $885,354.00 (Eight Hundred Eighty Five Thousand, Three Hundred Fifty Four Dollars), after application of the Purchase Credit, and will thereby satisfy Buyer's Volume Commitment. (2) Buyer agrees that any new business expansion, as described herein, in the **** and **** Sprint PCS markets, shall be awarded to Seller under separate contract. Buyer represents that preliminary analysis indicates the magnitude of this new expansion is approximately 40 additional BTSs and a small wireless switch and that the new expansion will likely expand the switch capacity requirement to approximately 100 sites. Buyer agrees that it shall purchase the required wireless networking systems and base stations from Seller for these markets. It is understood this new expansion and the subsequent awarding of new business to Seller is contingent upon Sprint PCS' awarding of the markets to Buyer and Buyer's acceptance of these markets. (3) Buyer further agrees that it shall issue a purchase order to


[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

          Seller subsequent to termination of this Agreement, but no later than February 12, 2001 in the net amount of $13,582,562.00 (Thirteen Million, Five Hundred Eighty Two Thousand, Five Hundred Sixty Two Dollars) for equipment and services to be shipped not later than December 31, 2001. Such purchase order shall be issued under the SprintCom Amended and Restated PCS CDMA Product Supply Contract dated June 4, 1999 ("Sprint PCS Contract") as it relates to Affiliate purchases, contingent upon Buyer being recognized by Sprint PCS as an Additional Affiliate thereunder and shall be non-cancelable. Should Buyer fail to fulfill any of the above three stated conditions, then Buyer shall refund to Seller the entire $**** Purchase Credit within thirty (30) days after receipt of Seller's written request therefor.

     1.2 Including the additional agreements or provisions provided in this Amendment, Buyer acknowledges its obligations for receipt, acceptance, and payment for all goods and services provided under this Agreement.

2. Except as specifically modified by this Amendment No. 2, the Agreement in all other respects shall continue in full force and effect until its termination effective as of February 9, 2001. Any provisions of the Agreement, as amended, which by their nature extend beyond its termination or by their sense and context are intended to survive termination, shall remain in effect beyond such termination until fulfilled and shall apply to either party's successors and/or permitted assigns. This Amendment shall be binding on any successors or permitted assigns of Buyer.

                      (Next paragraph begins on next page)

[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be signed by their duly authorized representatives and effective as of the date first set forth above.

iPCS WIRELESS, INC.                        NORTEL NETWORKS INC.

By:    /s/  Anthony R. Muscato             By:   /s/ Randy Dodd
    -------------------------------            --------------------------

Name:    Anthony R. Muscato                    Name:        Randy Dodd
      -----------------------------                     -----------------
           (Type/Print)                                  (Type/Print)

Title:    Senior VP & CTO                  Title:   MAVP Nortel
       ----------------------------                 ---------------------

Date:   February 22, 2001                  Date:   February 28, 2001
       ----------------------------                ----------------------



iPCS EQUIPMENT, INC.

By:   /s/  Anthony R. Muscato
      -----------------------------

Name:   Anthony R. Muscato
        ---------------------------
             (Type/Print)

Title:    Senior VP & CTO
       ----------------------------

Date:   February 28, 2001
      -----------------------------